Exhibit 99.1

Accolade Announces Results for Fiscal Second Quarter 2023

●	Fiscal second quarter 2023 revenue of $87.6 million, a 20% increase compared to fiscal second quarter 2022 revenue of $73.3 million

SEATTLE, October 6, 2022 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal second quarter ended August 31, 2022.

“Accolade executed across all of our key initiatives in the second quarter, marked by our financial outperformance as well as a strong start to the traditional selling season. We remain excited by the opportunities we see ahead, with a competitive leadership position that is becoming clearer every day. During the second quarter, we experienced strong win rates that were most notable for the breadth of the customers across industries and offerings, as well as the increasing importance of offering a full range of solutions to both enterprise customers and health plan partners. Importantly, this is also our first full year selling our broader integrated services, and we are receiving strong validation from both new and current customers that our integrated portfolio is the right approach,” said Rajeev Singh, Accolade Chief Executive Officer.

Financial Highlights for Fiscal Second Quarter ended August 31, 2022

	Three Months Ended August 31,		%
	2022	2021	Change(2)

	(in millions, except percentages)
GAAP Financial Data:
Revenue	$87.6	$73.3	20%
Net Loss	$(46.5)	$(62.4)	25%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(13.7)	$(19.4)	29%
Adjusted Gross Profit	$39.2	$30.0	31%
Adjusted Gross Margin	44.7%	40.9%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Steve Barnes, Accolade Chief Financial Officer, commented, “Accolade outperformed expectations on the strength and diversification of our business, and our ability to deliver results against our performance guarantees. We also are benefiting from the continued momentum in PlushCare’s direct to consumer virtual primary care business. We are once again raising the midpoint of our revenue guidance for fiscal 2023 and reaffirming our commitment to consistently improve our Adjusted EBITDA loss, with an expectation for positive cash flow and Adjusted EBITDA in fiscal year 2025.”

Financial Outlook

Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.

For the fiscal third quarter ending November 30, 2022, we expect:

●	Revenue between $86 million and $88 million

●	Adjusted EBITDA between $(11) million and $(13) million

For the fiscal year ending February 28, 2023, we expect:

●	Revenue between $358 million and $365 million
●	Adjusted EBITDA between $(35) million and $(40) million, representing a range of (10)% to (11)% of revenue

Accolade has not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and has not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, October 6, 2022 at 4:30 p.m. E.T. to discuss its financial results.

To Listen via Telephone: Pre-registration is required by the conference call operator. Please pre-register by clicking here (https://register.vevent.com/register/BI3e5e3134283944ee9de48f54c3d5cb84). Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN.

To Listen via Internet: The conference call can be accessed via a live audio webcast that will be available online at http://ir.accolade.com.

Replay: A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at http://ir.accolade.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade (Nasdaq: ACCD) provides millions of people and their families with an exceptional healthcare experience that is personal, data driven and value based to help every person live their healthiest life. Accolade solutions combine virtual primary care, mental health support and expert medical opinion services with intelligent technology and best-in-class care navigation. Accolade's Personalized Healthcare approach puts humanity back in healthcare by building relationships that connect people and their families to the right care at the right time to improve outcomes, lower costs and deliver consumer satisfaction. Accolade consistently receives consumer satisfaction ratings over 90%. For more information, visit accolade.com.

Investor Contact:

Todd Friedman, Investor Relations, IR@accolade.com

Media Contact:

Public Relations, Media@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	August 31,	February 28,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$330,633	$365,853
Accounts receivable, net	23,489	21,116
Unbilled revenue	7,119	9,685
Current portion of deferred contract acquisition costs	3,445	3,015
Prepaid and other current assets	10,101	9,468
Total current assets	374,787	409,137
Property and equipment, net	12,306	11,797
Operating lease right-of-use assets	32,300	33,126
Goodwill	278,191	577,896
Intangible assets, net	223,946	244,690
Deferred contract acquisition costs	8,792	7,205
Other assets	1,362	1,678
Total assets	$931,684	$1,285,529
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,094	$7,837
Accrued expenses and other current liabilities	9,931	11,000
Accrued compensation	30,940	39,189
Due to customers	8,519	16,263
Current portion of deferred revenue	45,005	30,875
Current portion of operating lease liabilities	7,173	6,589
Total current liabilities	112,662	111,753
Loans payable, net of unamortized issuance costs	281,500	280,666
Operating lease liabilities	30,721	32,486
Other noncurrent liabilities	203	4,562
Deferred revenue	284	268
Total liabilities	425,370	429,735

Commitments and Contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 71,538,377 and 67,098,477 shares issued and outstanding at August 31, 2022 and February 28, 2022, respectively	7	7
Additional paid-in capital	1,390,296	1,350,431
Accumulated deficit	(883,989)	(494,644)
Total stockholders’ equity	506,314	855,794
Total liabilities and stockholders’ equity	$931,684	$1,285,529

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three months ended August 31,		Six months ended August 31,
	2022	2021	2022	2021
Revenue	$87,643	$73,288	$173,171	$132,815
Cost of revenue, excluding depreciation and amortization	49,830	44,334	97,445	80,270
Operating expenses:
Product and technology	26,194	22,512	53,011	38,451
Sales and marketing	24,936	24,009	50,550	38,518
General and administrative	21,020	26,170	41,258	48,172
Depreciation and amortization	11,571	11,021	23,147	19,717
Goodwill impairment	—	—	299,705	—
Change in fair value of contingent consideration	—	19,686	—	30,146
Total operating expenses	83,721	103,398	467,671	175,004
Loss from operations	(45,908)	(74,444)	(391,945)	(122,459)
Interest expense, net	(236)	(776)	(870)	(1,394)
Other income (expense)	(130)	11	(180)	(44)
Loss before income taxes	(46,274)	(75,209)	(392,995)	(123,897)
Income tax benefit (expense)	(249)	12,845	3,650	12,826
Net loss	$(46,523)	$(62,364)	$(389,345)	$(111,071)

Net loss per share, basic and diluted	$(0.66)	$(0.97)	$(5.54)	$(1.81)

Weighted-average common shares outstanding, basic and diluted	70,475,778	64,404,223	70,251,890	61,332,729

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	For the three months ended		For the six months ended
	August 31,		August 31,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Cost of revenue	$1,270	$1,054	$2,398	$1,382
Product and technology	5,625	6,366	13,115	8,188
Sales and marketing	4,270	4,054	8,259	5,427
General and administrative	6,349	8,301	13,131	12,453
Total stock‑based compensation	$17,514	$19,775	$36,903	$27,450

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Six months ended August 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(389,345)	$(111,071)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Goodwill impairment	299,705	—
Depreciation and amortization expense	23,147	19,717
Amortization of deferred contract acquisition costs	1,713	1,246
Change in fair value of contingent consideration	—	30,146
Deferred income taxes	(3,859)	(12,865)
Noncash interest expense	838	823
Stock-based compensation expense	36,903	27,450
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable and unbilled revenue	193	1,440
Accounts payable and accrued expenses	3,623	(267)
Deferred contract acquisition costs	(3,730)	(2,349)
Deferred revenue and due to customers	6,403	16,735
Accrued compensation	(8,249)	(5,782)
Other liabilities	(474)	(75)
Other assets	(322)	(3,792)
Net cash used in operating activities	(33,454)	(38,644)
Cash flows from investing activities:
Purchase of marketable securities	—	(99,998)
Sale of marketable securities	—	99,998
Capitalized software development costs	(1,499)	(356)
Purchases of property and equipment	(1,405)	(1,573)
Cash paid for acquisition, net of cash acquired	—	(261,873)
Net cash used in investing activities	(2,904)	(263,802)
Cash flows from financing activities:
Proceeds from stock option exercises	1,178	5,654
Payments of equity issuance costs	—	(60)
Payment of debt issuance costs	—	(8,368)
Payment for purchase of capped calls	—	(34,443)
Proceeds from employee stock purchase plan	1,788	2,282
Proceeds from borrowings on debt	—	287,500
Payment of contingent consideration for acquisition	(1,828)	—
Net cash provided by financing activities	1,138	252,565
Net decrease in cash and cash equivalents	(35,220)	(49,881)
Cash and cash equivalents, beginning of period	365,853	433,884
Cash and cash equivalents, end of period	$330,633	$384,003
Supplemental cash flow information:
Interest paid	$820	$102
Fixed assets included in accounts payable	$429	$166
Other receivable related to stock option exercises	$4	$75
Income taxes paid	$22	$60
Common stock issued in connection with acquisitions	$—	$446,525
Replacement awards issued in connection with acquisitions	$—	$6,729

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation and severance costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, goodwill impairment, change in fair value of contingent consideration, and severance costs. We consider severance costs to include severance payments related to the realignment of our resources. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended		For the six months ended
	August 31,		August 31,
	2022	2021	2022	2021

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$87,643	$73,288	$173,171	$132,815
Less:
Cost of revenue, excluding depreciation and amortization	(49,830)	(44,334)	(97,445)	(80,270)
Gross profit, excluding depreciation and amortization	37,813	28,954	75,726	52,545
Add:
Stock‑based compensation, cost of revenue	1,270	1,054	2,398	1,382
Severance costs, cost of revenue	114	—	114	—
Adjusted Gross Profit	$39,197	$30,008	$78,238	$53,927
Gross margin, excluding depreciation and amortization	43.1%	39.5%	43.7%	39.6%
Adjusted Gross Margin	44.7%	40.9%	45.2%	40.6%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net income (loss):

	For the three months ended		For the six months ended
	August 31,		August 31,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Net loss	$(46,523)	$(62,364)	$(389,345)	$(111,071)
Adjusted for:
Interest expense, net	236	776	870	1,394
Income tax (benefit) expense	249	(12,845)	(3,650)	(12,826)
Depreciation and amortization	11,571	11,021	23,147	19,717
Stock‑based compensation	17,514	19,775	36,903	27,450
Acquisition and integration‑related costs	—	4,517	—	12,897
Goodwill impairment	—	—	299,705	—
Change in fair value of contingent consideration	—	19,686	—	30,146
Severance costs	3,075	—	3,075	—
Other expense (income)	130	(11)	180	44
Adjusted EBITDA	$(13,748)	$(19,445)	$(29,115)	$(32,249)